EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 15, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Apr 2008 – Mar 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.3%	1.7%	0.2%	-4.6%	-3.9%	-3.6%	2.0%	-3.6%	10.7%	-23.6%	-0.3	-0.4
B**	0.3%	1.6%	0.1%	-5.2%	-4.5%	-4.2%	N/A	-4.2%	10.7%	-25.7%	-0.3	-0.5
Legacy 1***	0.3%	1.7%	0.7%	-2.5%	-2.0%	N/A	N/A	-3.1%	10.8%	-18.4%	-0.2	-0.4
Legacy 2***	0.3%	1.7%	0.6%	-2.8%	-2.3%	N/A	N/A	-3.4%	10.7%	-18.9%	-0.3	-0.4
Global 1***	0.3%	1.8%	0.8%	-1.9%	-2.6%	N/A	N/A	-3.9%	10.3%	-17.7%	-0.3	-0.5
Global 2***	0.3%	1.8%	0.7%	-2.1%	-2.8%	N/A	N/A	-4.2%	10.2%	-18.7%	-0.4	-0.5
Global 3***	0.3%	1.7%	0.4%	-3.7%	-4.5%	N/A	N/A	-5.9%	10.3%	-24.0%	-0.5	-0.7

S&P 500 Total Return Index****	0.7%	3.1%	10.0%	13.3%	12.5%	5.7%	8.5%	5.7%	18.9%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	0.5%	-1.9%	-4.1%	5.4%	11.7%	7.9%	7.0%	7.9%	13.3%	-12.3%	0.6	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					25%
Energy	7%	Long	Gasoline Blendstock	2.0%	Long	7%	Long	Gasoline Blendstock	2.0%	Long
			Natural Gas	1.8%	Long			Natural Gas	1.9%	Long
Grains/Foods	11%	Short	Coffee	2.1%	Long	11%	Short	Coffee	2.1%	Long
			Sugar	1.6%	Short			Sugar	1.5%	Short
Metals	7%	Short	Gold	2.5%	Short	7%	Short	Gold	2.5%	Short
			Copper	1.7%	Short			Copper	1.7%	Short
FINANCIALS	75%					75%
Currencies	27%	Short $	British Pound	3.1%	Short	27%	Short $	British Pound	3.0%	Short
			Australian Dollar	2.6%	Long			Australian Dollar	2.7%	Long
Equities	30%	Long	Dax Index	3.7%	Long	30%	Long	Dax Index	3.7%	Long
			E-mini MSCI EM Index	3.3%	Long			E-mini MSCI EM Index	3.2%	Long
Fixed Income	18%	Long	Bunds	4.6%	Long	18%	Long	Bunds	4.6%	Long
			Bobl	2.2%	Long			Bobl	2.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy	Natural gas prices rose by 7% because persistent cold weather in the U.S. drove a significant increase in demand. Crude oil prices advanced following the release of better-than-expected jobs data.
Grains/Foods
Wheat prices rose by more than 4% because of strong export data and increased demand from feed-based meat producers.  Soybean prices decreased almost 5% due to improvements in South American production and decreased demand from China, the world’s largest soybean consumer.

Metals	Gold prices increased over 1% as European investors sought a hedge against inflation. Nickel prices rose by 3% following reports of increased demand for stainless steel in China.
Currencies
The Australian dollar rose as an optimistic jobs report weighed on the probability of further interest rate cuts by the Reserve Bank of Australia. The British pound rose after an announcement from the Governor of the Bank of England which suggested delays in further monetary easing.

Equities
The Dow Jones Industrial Average continued its longest winning streak since 1996 with gains of over 1%.  An upbeat jobs report, which supported optimism about the U.S. economic recovery, drove the extended rally.  The Nikkei 225 rallied in excess of 2% due to positive U.S. economic data and the formal approval of the new Bank of Japan Governor and his deputies.

Fixed Income
The U.S. Ten-Year Note gained amidst conflicting sentiment regarding the state of the Eurozone debt crisis and a positive jobs report in the U.S.  German Bund markets also moved higher as the demand for low-risk assets rose as consumer sentiment in the U.S. was reported to have fallen to its lowest level since December 2011.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.